Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Bank of the Ozarks, Inc. of our report dated February 20, 2015 with respect to the consolidated financial statements appearing in the Annual Report on Form 10-K of C1 Financial Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Fort Lauderdale, Florida

January 5, 2016